UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(D) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2019
____________________

SUPPORT.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdictionof Incorporation)	000-30901 (Commission File Number)	94-3282005 (I.R.S. Employer Identification No.)

1521 Concord Pike (US 202), Suite 301 Wilmington, DE 19803 (Address of Principal Executive Offices)(Zip Code)

(650) 556-9440 (Registrant’s Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SPRT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.
Entry into a Material Definitive Agreement.

On August 21, 2019, the Board of Directors (the “Board”) of Support.com, Inc. (the “Company”) approved and adopted a Section 382 Tax Benefits Preservation Plan, dated as of August 21, 2019, by and between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agent”) (the “Section 382 Tax Benefits Preservation Plan”). Pursuant to the Section 382 Tax Benefits Preservation Plan, the Board declared a dividend of one preferred share purchase right (each, a “Right”) for each outstanding share of common stock, par value $0.0001, of the Company (the “Common Stock”). The dividend is distributable on September 3, 2019 to stockholders of record as of the close of business on September 3, 2019.

The following is a summary description of the Rights. This summary is intended to provide a general description only, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Section 382 Tax Benefits Preservation Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference. All capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Section 382 Tax Benefits Preservation Plan.

The Board adopted the Section 382 Tax Benefits Preservation Plan to diminish the risk that the Company could experience an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), which could substantially limit or permanently eliminate the Company’s ability to utilize its net operating loss carryovers (collectively, the “NOLs”) to reduce potential future income tax obligations. Under the Code and the regulations promulgated thereunder by the U.S. Treasury Department, these NOLs may be “carried forward” in certain circumstances to offset any current and future taxable income and thus reduce federal income tax liability, subject to certain requirements and restrictions. While the amount and timing of the Company’s future taxable income cannot be predicted with any certainty and, accordingly, the Company cannot predict the amount of these NOLs that will ultimately be used to reduce its income tax liability, to the extent that the NOLs do not otherwise become limited, these NOLs could be a potentially valuable asset to the Company.

In general, under Section 382 of the Code, an “ownership change” occurs if the Company’s stockholders or groups of stockholders who are deemed to own at least 5% of the Common Stock collectively increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three year period. If an ownership change occurs, Section 382 would impose an annual limit on the amount of the Company’s NOLs that can be used to offset the Company’s federal taxable income equal to the product of the total value of the Company’s outstanding equity immediately prior to the ownership change (reduced by certain items specified in Section 382) and the federal long-term tax-exempt interest rate in effect for the month of the ownership change. A number of complex rules apply to calculating this annual limit and there are several special rules that, depending on the rule involved, may apply to reduce or increase such limit. If an ownership change were to occur, the limitations imposed by Section 382 could result in a substantial delay in the timing of the usage of the Company’s NOLs or in a material amount or all of the Company’s NOLs expiring unused and, therefore, significantly impair or eliminate the value of such NOLs. While the Company periodically monitors its NOLs and currently believes that an ownership change that would impair the value of its NOLs has not occurred, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has in fact occurred. In addition, some of the limitations associated with Section 382 focus on the relative size of a corporation’s “non-business assets,” or investment assets (including cash, cash equivalents and marketable securities), to its equity value. These rules make the Company’s commercial risk from a Section 382 limitation triggering event particularly profound given the relative size of its current cash on hand to its market capitalization. As applied to the Company’s current cash position and current market capitalization, if the Company was to currently experience an ownership change, it could be subject to Section 382’s “non-business asset” limitation which could result in the Company permanently losing all $143.4 million of its NOLs.

The Section 382 Tax Benefits Preservation Plan is intended to act as a deterrent to any person or group acquiring beneficial ownership of 4.99% or more of the outstanding Common Stock without the approval of the Board. A person who acquires, without the approval of the Board, beneficial ownership (other than as a result of repurchases of stock by the Company, dividends or distributions by the Company or certain inadvertent actions by stockholders) of 4.99% or more of the outstanding Common Stock (including any ownership interest held by that person’s Affiliates and Associates as defined under the Section 382 Tax Benefits Preservation Plan) could be subject to significant dilution. Stockholders who beneficially own 4.99% or more of the outstanding Common Stock prior to the first public announcement by the Company of the Board’s adoption of the Section 382 Tax Benefits Preservation Plan will not trigger the Section 382 Tax Benefits Preservation Plan so long as they do not acquire beneficial ownership of additional shares of the Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding shares of Common Stock or pursuant to a split or subdivision of the outstanding shares of Common Stock) at a time when they still beneficially own 4.99% or more of such stock. In addition, the Board retains the sole discretion to exempt any person or group from the penalties imposed by the Section 382 Tax Benefits Preservation Plan.

The Rights. The Board authorized the issuance of one Right per each outstanding share of the Common Stock distributable to the Company’s stockholders of record as of the close of business on September 3, 2019. One Right will also be issued together with each share of the Common Stock issued after September 3, 2019 but before the Distribution Date (as defined below) and, in certain circumstances, after the Distribution Date. Subject to the terms, provisions and conditions of the Section 382 Tax Benefits Preservation Plan, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one one-thousandth of a share (a “Unit”) of Series B Junior Participating Preferred Stock, par value $0.0001 per share, of the Company (the “Series B Preferred Stock”) for a purchase price of $3.00 (the “Purchase Price”). If issued, each Unit of Series B Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of the Common Stock. However, prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including, without limitation, any dividend, voting or liquidation rights.

Acquiring Person. Under the Section 382 Tax Benefits Preservation Plan, an “Acquiring Person” is any person who or which, together with all Affiliates and Associates of such person, is or becomes the beneficial owner of 4.99% or more of the shares of Common Stock outstanding other than as a result of repurchases of stock by the Company, dividends or distributions by the Company or certain inadvertent actions by stockholders. Beneficial ownership is determined as provided in the Section 382 Tax Benefits Preservation Plan and generally includes, without limitation, any ownership of securities a person would be deemed to actually or constructively own for purposes of Section 382 of the Code or the Treasury Regulations promulgated thereunder. The Section 382 Tax Benefits Preservation Plan provides that the following shall not be deemed an Acquiring Person thereunder: (i) the Company or any Subsidiary of the Company; (ii) any employee benefit plan or employee stock plan of the Company or any Subsidiary of the Company, or any person organized, appointed, established or holding shares of Common Stock of the Company for or pursuant to the terms of any such plan; (iii) any person who would otherwise be an Acquiring Person upon the first public announcement by the Company of the adoption of the Section 382 Tax Benefits Preservation Plan, unless and until such person, or any Affiliate of such person, acquires beneficial ownership of any additional shares of Common Stock of the Company after the first public announcement by the Company of the adoption of the Plan (other than pursuant to a stock split, stock dividend or similar transaction) at a time when such person still beneficially owns 4.99% or more of the Common Stock; (iv) any “direct public group” within the meaning of Treasury Regulations Section 1.382-2T(j)(2)(ii); (v) any person who as the result of an acquisition of shares of Common Stock by the Company (or any Subsidiary of the Company, or any person organized, appointed, established or holding shares of Common Stock of the Company for or pursuant to the terms of any such plan) which, by reducing the number of shares of Common Stock of the Company outstanding, increases the proportionate number of shares of Common Stock of the Company beneficially owned by such person to 4.99% or more of the shares of Common Stock of the Company then outstanding; (vi) any person who or which, within ten (10) business days of being requested by the Company to advise it regarding the same, certifies to the Company that such person acquired shares of Common Stock in excess of 4.99% inadvertently or without knowledge of the terms of the Rights and who or which, together with all Affiliates and Associates, thereafter within ten (10) business days following such certification reduces such person’s (together with its Affiliates’ and Associates’) beneficial ownership to less than 4.99% of the shares of Common Stock then outstanding. provided, however, that (x) if the person requested to so certify fails to do so within ten (10) business days or breaches or violates such certification, then such person shall become an Acquiring Person immediately after such ten (10) business day period or such breach or violation or (y) if the person together with its Affiliates and Associates fails to reduce beneficial ownership to less than 4.99% within ten (10) business days following such certification, then such person shall become an Acquiring Person immediately after such ten (10) business day period; and (vii) any person who the Board determines, in its sole discretion, prior to the time such person would otherwise be an Acquiring Person, should be permitted to become the beneficial owner of up to a number of the shares of Common Stock determined by the Board (the “Exempted Number”) and be exempted from being an Acquiring Person, unless and until such person acquires beneficial ownership of shares of Common Stock of the Company in excess of the Exempted Number (other than pursuant to a stock split, stock dividend or similar transaction) in which case such person shall be an Acquiring Person.

A person (other than any “direct public group” within the meaning of Treasury Regulations Section 1.382-2T(j)(2)(ii)) will be treated as the beneficial owner of 4.99% or more shares of the Common Stock if, in the determination of the Board, that person would be treated as a “5-percent stockholder” for purposes of Section 382 (substituting “4.99” for “5” each time “five” or “5” is used in or for such purposes of Section 382).

Initial Exercisability. The Rights will not be exercisable until the close of business on the earlier to occur of (i) the tenth (10th) calendar day after the day on which a public announcement or filing that a person or group of affiliated or associated persons has become an “Acquiring Person,” or (ii) the tenth (10th) calendar day (or a later date determined by the Board) after the commencement of a tender or exchange offer the consummation of which would result in a person becoming an Acquiring Person (the earlier of these dates is called the “Distribution Date”).

Until the Distribution Date, the Common Stock certificates or the ownership statements issued with respect to uncertificated shares of Common Stock will evidence the Rights. Any transfer of shares of Common Stock prior to the Distribution Date will also constitute a transfer of the associated Rights. After the Distribution Date, separate rights certificates will be issued and the Rights may be transferred other than in connection with the transfer of the underlying shares of Common Stock unless and until the Board has determined to effect an exchange pursuant to the Section 382 Tax Benefits Preservation Plan (as described below).

Flip-In Event. In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, and subject to the terms, provisions and conditions of the Section 382 Tax Benefits Preservation Plan, a number of shares of the Common Stock having a market value of two times the Purchase Price.

Redemption. At any time until close of business on the tenth (10th) calendar day after the day a public announcement or the filing is made indicating that a person has become an Acquiring Person (and prior to the giving of notice of the exchange or redemption, as applicable to the holders of the Rights), or thereafter under certain circumstances, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Exchange. At any time after a person becomes an Acquiring Person, the Board may exchange all or part of the outstanding Rights (other than those held by an Acquiring Person) for shares of Common Stock at an exchange rate of one share of Common Stock, or a fractional share of Series B Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment).

Expiration. The Rights and the Section 382 Tax Benefits Preservation Plan will expire upon the earliest of (i) the date on which all of the Rights are redeemed, (ii) the date on which the Rights are exchanged, (iii) the consummation of a reorganization transaction entered into by the Company resulting in the imposition of stock transfer restrictions that the Board determines will provide protection for the Company’s tax attributes similar to that provided by the Section 382 Tax Benefits Preservation Plan, (iv) the close of business on the effective date of the repeal of Section 382, or any other change, if the Board determines that the Section 382 Tax Benefits Preservation Plan, is no longer necessary or desirable for the preservation of the Company’s tax attributes, (v) the date on which the Board otherwise determines that the Section 382 Tax Benefits Preservation Plan is no longer necessary to preserve the Company’s tax attributes, (vi) the beginning of a taxable year of the Company to which the Board determines that none of the Company’s tax attributes may be carried forward, (vii) the Close of Business on the day following the certification of the voting results of the Company’s 2020 annual meeting of stockholders, if at such stockholder meeting a proposal to approve the Agreement has not been passed by the affirmative vote of the majority of the votes cast at the 2020 annual meeting of stockholders or any other meeting of stockholders of the Company duly held prior to August 21, 2020, and (viii) August 21, 2022.

Preferred Stock Purchasable Upon Exercise of Rights. After the Distribution Date, each Right will entitle the holder, subject to the terms, provisions and conditions of the Section 382 Tax Benefits Preservation Plan, to purchase, for the Purchase price, one one-thousandth of a share of the Series B Preferred Stock having economic and other terms similar to that of one share of Common Stock. This portion of a share of Series B Preferred Stock is intended to give a stockholder approximately the same dividend, voting and liquidation rights as would one share of Common Stock, and should approximate the value of one share of Common Stock.

Anti-Dilution Provisions. The Board may adjust the Purchase Price, the number of shares of Series B Preferred Stock or other securities or assets issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the Series B Preferred Stock or the Common Stock.

Amendments. Until the close of business on the tenth (10th) calendar day after the day a public announcement or a filing is made indicating that a person has become an Acquiring Person, or thereafter under certain circumstances, the Company may amend the Rights in any manner. The Company may also amend the Section 382 Tax Benefits Preservation Plan after the close of business on the tenth (10th) calendar day after the day a public announcement or filing is made indicating that a person has become an Acquiring Person, to cure ambiguities, to correct defective or inconsistent provisions or to otherwise change or supplement the Tax Benefits Preservation Plan in any manner that does not adversely affect the interests of holders of the Rights.

Tax Consequences. The issuance of the Rights should not be taxable to the Company or to stockholders under presently existing federal income tax law. However, if the Rights become exercisable or if the Rights are redeemed, stockholders may recognize taxable income, depending on the circumstances then existing.

The Section 382 Tax Benefits Preservation Plan continues and replaces the Company’s prior rights plan which expired by its terms on April 20, 2019.

Stockholder Ratification. The Company intends to submit the Section 382 Tax Benefits Preservation Plan for stockholder ratification at its 2020 Annual Meeting of Stockholders.

Item 1.02.
Termination of a Material Definitive Agreement.

See the description set out under “Item 1.01 — Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 1.02.

Item 3.03.
Material Modification to Rights of Security Holders.

See the description set out under “Item 1.01 — Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.

Item 5.03.
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Section 382 Tax Benefits Preservation Plan described in Item 1.01 above, the Board approved an Amended and Restated Certificate of Designation, Preferences, and Rights of Series B Junior Participating Preferred Stock of Support.com, Inc. (the “Certificate of Designation”). The Certificate of Designation was filed with the Secretary of State of the State of Delaware and became effective on August 21, 2019. The Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01.
Other Events.

Also, on August 21, 2019, the Company issued a press release announcing that its Board has approved and adopted a Section 382 Tax Benefits Preservation Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.
Financial Statements and Exhibits.

(d)
Exhibits

Exhibit	Description
3.1	Amended and Restated Certificate of Designation of Series B Junior Participating Preferred Stock, as filed with the Secretary of State of Delaware on August 21, 2019 (filed herewith).
4.1	Section 382 Tax Benefits Preservation Plan, dated as of August 21, 2019, by and between Support.com, Inc. and Computershare Trust Company, N.A., as Rights Agent (filed herewith).
99.1	Press Release issued by Support.com, Inc. on August 21, 2019 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPPORT.COM, INC.

Date: August 22, 2019	/s/ Richard Bloom
Richard Bloom President and Chief Executive Officer